    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 1998

                                                    REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            DUKE ENERGY CORPORATION

             (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                                               56-0205520
   (State or other jurisdiction                                     (I.R.S. Employer
of incorporation or organization)                                 Identification No.)

                            422 SOUTH CHURCH STREET
                            CHARLOTTE, NC 28202-1904
                                 (704) 594-6200

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            DUKE ENERGY CORPORATION
                         1998 LONG-TERM INCENTIVE PLAN
                           (Full title of the plan)

                RICHARD J. OSBORNE                                     JOHN SPUCHES
             EXECUTIVE VICE PRESIDENT                                DEWEY BALLANTINE LLP
           AND CHIEF FINANCIAL OFFICER                         1301 AVENUE OF THE AMERICAS
             422 SOUTH CHURCH STREET                          NEW YORK, NEW YORK 10019-6092
       CHARLOTTE, NORTH CAROLINA 28202-1904                     TELEPHONE NO. 212-259-7700
            TELEPHONE NO. 704-382-5159

         (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                       CALCULATION OF REGISTRATION FEE

           TITLE OF                                           PROPOSED MAXIMUM          PROPOSED MAXIMUM
        SECURITIES TO                 AMOUNT TO BE             OFFERING PRICE           AGGREGATE OFFER-
       BE REGISTERED                   REGISTERED                PER SHARE*                ING PRICE*
Common Stock,
  without par value.........        15,000,000 shares             $58.9375                 $884,062,500

           TITLE OF                    AMOUNT OF
        SECURITIES TO                 REGISTRATION
        BE REGISTERED                     FEE
Common Stock,
  without par value.........            $260,799

* Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on April 13, 1998.

     THERE ALSO ARE REGISTERED HEREUNDER SUCH ADDITIONAL INDETERMINATE NUMBER OF SHARES AS MAY BE ISSUED AS A RESULT OF THE ADJUSTMENT PROVISIONS OF THE PLAN.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     This Registration Statement on Form S-8 (the "Registration Statement") is being filed by Duke Energy Corporation (the "Corporation" or "Registrant") with respect to the Duke Energy Corporation 1998 Long-Term Incentive Plan (the "Plan") referred to on the cover of this Registration Statement. The document(s) containing the information required in Part I of this Registration Statment will be sent or given to each of the employees who is selected to participate in the Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Such document(s) are not being filed with the Commission but constitute (together with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the 1933 Act.


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission are incorporated herein by reference:

     (Bullet) Annual Report on Form 10-K of the Corporation for the fiscal year ended December 31, 1997.

     (Bullet) The description of the Common Stock, without par value (the
              "Common Stock"), of the Corporation, which is contained in the Corporation's Registration Statement on Form S-4, Registration No. 333-23227, filed with the Commission on March 13, 1997, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Corporation by Robert S. Lilien, Vice President and General Counsel, Corporate and Energy Services, of the Corporation.

     As of December 31, 1997, Mr. Lilien beneficially owned approximately 3,964 shares of Common Stock, including phantom shares held under the Corporation's Executive Savings Plan. Mr. Lilien also currently holds options to acquire 9,800 shares of Common Stock. None of such options are currently exercisable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act and the By-Laws of the Corporation permit indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the 1933 Act. In addition, the Registrant has purchased insurance permitted by the law of North Carolina on behalf of directors, officers, employees or agents which may cover liabilities under the 1933 Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

  EXHIBIT
  NUMBER                                      DESCRIPTION
  4(a)        1998 Long-Term Incentive Plan of the Registrant (incorporated by reference to Exhibit A of the Registrant's Definitive Proxy
              Statement for the 1998 Annual Meeting of Shareholders, filed with the Commission on March 16, 1998, File No. 1-4928).
  4(b)        Restated Articles of Incorporation of Registrant, dated June 18,
              1997 (incorporated by reference to Exhibit 4(G) of Form S-8
              (Registration No. 333-29563) filed by the Registrant on June 19,
              1997).

  4(c) By-Laws of Registrant, as amended (incorporated by reference to Exhibit 4(O) of Form S-8 (Registration No. 333-34655) filed by the
              Registrant on August 29, 1997).

  5           Opinion of Robert S. Lilien, Esq.
 23(a)        Independent Auditors' Consent of Deloitte & Touche LLP.
 23(b)        Independent Auditors' Consent of KPMG Peat Marwick LLP.
 23(c)        Consent of Robert S. Lilien, Esq. (included in Exhibit 5).
 24(a)        Copy of power of attorney authorizing Robert S. Lilien and others to sign the Registration Statement on behalf of the Registrant and certain of its directors and officers.
 24(b)        Certified copy of resolution of the Board of Directors of the
              Registrant authorizing power of attorney.

ITEM 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 16th day of April, 1998.

                                         DUKE ENERGY CORPORATION
                                                   Registrant

                                         By              R. B. PRIORY
                                                         R. B. PRIORY
                                                      CHAIRMAN OF THE BOARD
                                                  AND CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                             TITLE                              DATE

                               R.B. PRIORY              Chairman of the Board and Chief Executive        April 16, 1998
                                                          Officer (Principal Executive Officer)

                          RICHARD J. OSBORNE            Executive Vice President and Chief Financial     April 16, 1998
                                                          Officer (Principal Financial Officer)

                           JEFFREY L. BOYER             Vice President and Corporate Controller          April 16, 1998
                                                          (Principal Accounting Officer)

                           PAUL M. ANDERSON                                                              April 16, 1998

                          G. ALEX BERNHARDT


                            ROBERT J. BROWN                                                              April 16, 1998

                           WILLIAM A. COLEY                                                              April 16, 1998

                           WILLIAM T. ESREY         A majority of the Directors                          April 16, 1998

                          ANN MAYNARD GRAY                                                               April 16, 1998

                          DENNIS R. HENDRIX                                                              April 16, 1998

                            HAROLD S. HOOK                                                               April 16, 1998

                     GEORGE DEAN JOHNSON, JR.                                                            April 16, 1998

                               MAX LENNON                                                                April 16, 1998

                         LEO E. LINBECK, JR.                                                             April 16, 1998

                            JAMES G. MARTIN                                                              April 16, 1998

                               BUCK MICKEL                                                               April 16, 1998

                               R.B. PRIORY                                                               April 16, 1998

                      RUSSELL M. ROBINSON, II                                                            April 16, 1998

     Robert S. Lilien, by signing his name hereto, does hereby sign this document on behalf of the Registrant and on behalf of each of the above-named persons pursuant to a power of attorney duly executed by the Registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

                                                     ROBERT S. LILIEN
                                                     ROBERT S. LILIEN
                                                     ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                  DESCRIPTION
 4(a)        1998 Long-Term Incentive Plan of the Registrant (incorporated by reference to Exhibit A of the Registrant's Definitive Proxy
              Statement for the 1998 Annual Meeting of Shareholders, filed with the Commission on March 16, 1998, File No. 1-4928).
  4(b)        Restated Articles of Incorporation of Registrant, dated June 18,
              1997 (incorporated by reference to Exhibit 4(G) of Form S-8
              (Registration No. 333-29563) filed by the Registrant on June 19,
              1997).
  4(c)        By-Laws of Registrant, as amended (incorporated by reference to
              Exhibit 4(O) of Form S-8 (Registration No. 333-34655) filed by the
              Registrant on August 29, 1997).
  5           Opinion of Robert S. Lilien, Esq.
 23(a)        Independent Auditors' Consent of Deloitte & Touche LLP.
 23(b)        Independent Auditors' Consent of KPMG Peat Marwick LLP.
 23(c)        Consent of Robert S. Lilien, Esq. (included in Exhibit 5).
 24(a)        Copy of power of attorney authorizing Robert S. Lilien and others to sign the Registration Statement on behalf of the Registrant and certain of its directors and officers.
 24(b)        Certified copy of resolution of the Board of Directors of the
              Registrant authorizing power of attorney.